Exhibit 10.10

Tenancy Agreement

This agreement is made between the Landlord and the Tenant.

The Landlord :	Inner Mongolia Yatai Boiler Co. Ltd
The Tenant :	Asia Pacific Boiler Corporation
The Premises :	3 KeZhen Industrial Street, Wuchun District, Hohhot
Term :	From 31st October 2015 to 30th October 2020 (5 years)
Rent :	RMB1,000.00 p.a.

This agreement is made in four copies, each party shall hold two copies, effective from the date of signature and chopped by both parties.

Confirmed and Accepted by the Landlord:	Confirmed and Accepted by the Tenant:

Gong Chin Ong	Yang Chin Leong
Inner Mongolia Yatai Boiler Co. Ltd	Asia Pacific Boiler Corporation